Exhibit T3B.73A

ASSIGNMENT OF PARTNERSHIP INTEREST

(Arbor Place Limited Partnership)

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the Partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Arbor Place Limited Partnership, a Georgia limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Agreement of Limited Partnership dated April 30, 1996, including amendments, modifications, assignments, supplements and/or restatements thereto (collectively, the “Agreement”).

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a Partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a Partner of the Partnership, (b) Assignor will cease to be a Partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

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IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & Associates Limited Partnership, a Delaware limited partnership

By: CBL Holdings I, Inc.
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a Partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & Associates HoldCo II, LLC, a Delaware limited liability company

By: CBL & Associates Limited Partnership its chief manager and sole member

By: CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CONSENT

By signing below, Multi-GP Holdings, LLC, a Delaware limited liability company and Partner of the Partnership hereby consents to the Assignment, contained herein above and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

By:	MULTI-GP HOLDINGS, LLC, a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC, its managing member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

99% limited partnership interest in Arbor Place Limited Partnership, a Delaware limited liability Partnership

MODIFICATION NO. 1 TO LIMITED PARTNERSHIP AGREEMENT OF ARBOR

PLACE LIMITED PARTNERSHIP

THIS MODIFICATION NO. 1 TO LIMITED PARTNERSHIP AGREEMENT OF ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by Multi-GP Holdings, LLC, a Delaware limited liability company (herein referred to as the “General Partner”) and CBL & Associates HoldCo II, LLC, a Delaware limited liability company (herein referred to as the “Limited Partner” together with the General Partner, collectively, the “Partners”).

WITNESSETH:

WHEREAS, ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership, (the “Partnership”) is governed by that certain Limited Partnership Agreement dated as of April 30, 1996, including amendments, modifications, supplements, assignments and/or restatements thereto (collectively, the “Agreement”).

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership has assigned, sold, transferred, or conveyed 100% of its beneficial and partnership interests in the Partnership to Limited Partner which constitutes 99% of the partnership interest in the Partnership pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, the Partners desire to amend and modify the Agreement (i) to reflect the Assignments, including recording the Partners as such on the books and records of the Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, the Partners do hereby modify and amend the Agreement as follows:

1.

Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partners” shall be the either one or both of the Partners, their duly admitted successors or assigns, as may be applicable, as shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

3.	Exhibit “A” to the Agreement is hereby modified and amended by substituting Exhibit “A” attached hereto.

4.	Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

GENERAL PARTNER:

By:	MULTI-GP HOLDINGS, LLC, a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC, its managing member

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

LIMITED PARTNER:

By:	CBL & Associates HoldCo II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership, its chief manager and sole member

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “A”

TO

MODIFICATION NO. 1 TO LIMITED LIABILITY PARTNERSHIP AGREEMENT OF

ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

18.01% membership interest in CW Joint Venture, LLC, a Delaware limited liability company or as otherwise maintained by the company’s books and records.

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EXHIBIT “B”

MODIFICATION NO. 1 TO LIMITED LIABILITY PARTNERSHIP AGREEMENT OF

ARBOR PLACE LIMITED PARTNERSHIP, a Georgia limited partnership

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
General Partner
Arbor Place Limited Partnership CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	1%	$10.00
Limited Partner
CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99%	$990.00

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